EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Partners Reports Third Quarter 2019 Financial Results

Results for the Third Quarter of 2019

  Net income of $10.1 million, or $0.43 per common unit
  Adjusted EBITDA of $13.3 million and distributable cash flow of $11.1 million
  Quarterly cash distribution of $0.475 per unit
  Distribution coverage ratio of 0.98x, LTM distribution coverage ratio of 1.05x

OMAHA, Neb., Nov. 05, 2019 (GLOBE NEWSWIRE) -- Green Plains Partners LP (NASDAQ:GPP) today announced financial and operating results for the third quarter of 2019. Net income was $10.1 million, or $0.43 per common unit, for the third quarter of 2019 compared with $14.5 million, or $0.44 per common unit, for the same period in 2018. The partnership reported adjusted EBITDA of $13.3 million and distributable cash flow of $11.1 million for the third quarter of 2019, compared with adjusted EBITDA of $16.8 million and distributable cash flow of $14.9 million for the same period in 2018. Distribution coverage was 0.98x and 1.05x respectively, for the three months and trailing twelve months ended September 30, 2019.

“Through the combination of minimum volume commitments and an improving ethanol environment, our LTM distributable cash flow remains above a 1.0x coverage ratio,” said Todd Becker, president and chief executive officer of Green Plains Partners. “The ethanol industry appears to be in position to benefit from recent favorable policy changes for domestic and international markets, which should allow Green Plains Inc. to maintain higher production volumes going forward.”

“Green Plains Partners has declined the opportunity to purchase the 50% joint venture interest in JGP Energy Partners LLC from Green Plains Inc. as it did not meet our minimum return threshold and would not be immediately accretive to our unitholders,” commented Becker. “We will continue to seek growth initiatives, whether organic or through acquisitions, that are beneficial to the partnership’s long-term valuation.”

Third Quarter Highlights and Recent Developments

  On October 17, 2019, the board of directors of the general partner declared a quarterly cash distribution of $0.475 per unit, or approximately $11.3 million, for the quarter ended September 30, 2019. The distribution is payable on November 8, 2019, to unitholders of record at the close of business on November 1, 2019.

Results of Operations
Consolidated revenues decreased $5.6 million for the three months ended September 30, 2019, compared with the same period for 2018. Storage and throughput revenue decreased $4.0 million primarily due to a decrease in throughput volumes as a result of our parent’s sale of the Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan ethanol plants in the fourth quarter of 2018. Revenues generated from rail transportation services decreased $1.1 million primarily due to the reduction in volumetric capacity provided as a result of the assignment of railcar operating leases to Valero in the fourth quarter of 2018. Terminal services revenue decreased $0.3 million as a result of reduced throughput volume by Green Plains Trade, and third parties, at our terminals. Trucking and other revenue decreased $0.2 million primarily due to a reduction in volumes transported for Green Plains Trade, partially offset by an increase in volumes transported for third party customers.

Operations and maintenance expenses decreased $1.1 million for the three months ended September 30, 2019, compared with the same period for 2018, primarily due to lower railcar lease expense as a result of the assignment of railcar leases to Valero in the fourth quarter of 2018, as well as a reduction in unloading fees at our terminals. General and administrative expenses decreased $0.2 million for the three months ended September 30, 2019, compared with the same period for 2018, primarily due to a reduction in expenses allocated by our parent under the secondment agreement.

Distributable cash flow decreased $3.8 million for the three months ended September 30, 2019, compared with the same period for 2018, primarily due to lower net income as a result of the sale of our parent’s Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan ethanol plants in the fourth quarter of 2018.

During the third quarter of 2019, our parent continued to experience a weak ethanol margin environment. Our parent’s operating strategy, including the operating cost savings initiative, is to increase utilization rates and efficiency while reducing operating expenses to achieve improved margins in the current environment. Capacity utilization increased from an average of 80.0% of capacity in the second quarter to 84.2% of capacity in the third quarter. Ethanol production was 238.5 mmg for the third quarter of 2019, compared with the contracted minimum volume commitment of 235.7 mmg per quarter. As a result, Green Plains Trade received a credit of $159 thousand related to the $3.0 million deficiency payment charged by the partnership for the three months ended December 31, 2018. The cumulative minimum volume deficiency credits available to Green Plains Trade as of September 30, 2019 totaled $7.4 million. The partnership has previously recognized these deficiency credits as revenue, and as such, future volumes throughput by Green Plains Trade in excess of the minimum volume commitment, up to the amount of these credits, will not be recognized in revenue in future periods.

GREEN PLAINS PARTNERS LP
SELECTED OPERATING DATA
(unaudited, in million gallons)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Var.	2019	2018	% Var.
Product volumes
Storage and throughput services	238.9	314.1	(23.9)%	619.7	926.7	(33.1)%

Terminal services:
Affiliate	31.8	35.2	(9.7)	86.4	101.3	(14.7)
Non-affiliate	26.3	28.1	(6.4)	79.1	90.7	(12.8)
	58.1	63.3	(8.2)	165.5	192.0	(13.8)

Railcar capacity billed (daily average)	77.0	98.2	(21.6)	80.5	98.6	(18.4)

Liquidity and Capital Resources
Total liquidity as of September 30, 2019, was $69.0 million, including $1.0 million in cash and cash equivalents, and $68.0 million available under the partnership’s revolving credit facility. The balance outstanding on the partnership’s revolving credit facility was $132.0 million as of September 30, 2019.

Conference Call Information
On November 6, 2019, Green Plains Partners LP and Green Plains Inc. will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss third quarter 2019 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 6652949. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains Partners’ website at http://ir.greenplainspartners.com.

Non-GAAP Financial Measures
Adjusted EBITDA and distributable cash flow are supplemental financial measures used to assess the partnership’s financial performance. Management believes adjusted EBITDA and distributable cash flow provide investors useful information in assessing the partnership’s financial condition and results of operations. Adjusted EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization, plus adjustments for transaction costs related to acquisitions or financings, minimum volume commitment deficiency payments, unit-based compensation expense, net gains or losses on asset sales and the partnership’s proportional share of EBITDA adjustments of equity method investee. Distributable cash flow is defined as adjusted EBITDA less interest paid or payable, income taxes paid or payable, maintenance capital expenditures and the partnership’s proportionate share of distributable cash flow adjustments of equity method investee. References to LTM refer to results from the immediately preceding twelve-month period. Adjusted EBITDA and distributable cash flow are not presented in accordance with generally accepted accounting principles (GAAP) and therefore should not be considered in isolation or as alternatives to net income or any other measure of financial performance presented in accordance with GAAP to analyze the partnership’s results.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations that include corn processing, grain handling and storage and commodity marketing and logistics services. The company is one of the leading corn processors in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients. Green Plains owns a 50% interest in Green Plains Cattle Company LLC and owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information about Green Plains, visit www.gpreinc.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied are discussed in Green Plains Partners’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains Partners assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$990	$569
Accounts receivable, including from affiliates	18,009	15,357
Other current assets	1,219	690
Total current assets	20,218	16,616
Property and equipment, net	38,052	40,911
Operating lease right-of-use assets	38,447	-
Other assets	23,041	23,617
Total assets	$119,758	$81,144

LIABILITIES AND PARTNERS' DEFICIT
Current liabilities
Accounts payable, including to affiliates	$7,107	$3,177
Operating lease current liabilities	13,043	-
Current maturities of long-term debt	132,498	-
Other current liabilities	5,389	5,011
Total current liabilities	158,037	8,188
Long-term debt	7,564	142,025
Operating lease long-term liabilities	26,182	-
Other liabilities	2,913	3,385
Total liabilities	194,696	153,598

Partners' deficit	(74,938)	(72,454)
Total liabilities and partners' deficit	$119,758	$81,144

GREEN PLAINS PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per unit amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Var.	2019	2018	% Var.
Revenues
Affiliate	$18,836	$24,472	(23.0)%	$56,751	$72,949	(22.2)%
Non-affiliate	1,318	1,298	1.5	5,315	4,546	16.9
Total revenues	20,154	25,770	(21.8)	62,066	77,495	(19.9)
Operating expenses
Operations and maintenance (excluding depreciation and amortization reflected below)	6,216	7,283	(14.7)	19,314	23,586	(18.1)
General and administrative	949	1,109	(14.4)	3,054	3,689	(17.2)
Depreciation and amortization	991	1,120	(11.5)	2,747	3,406	(19.3)
Total operating expenses	8,156	9,512	(14.3)	25,115	30,681	(18.1)
Operating income	11,998	16,258	(26.2)	36,951	46,814	(21.1)
Other income (expense)
Interest income	21	21	-	61	61	-
Interest expense	(2,103)	(1,871)	12.4	(6,324)	(5,253)	20.4
Other	88	-	*	15	75	(80.0)
Total other expense	(1,994)	(1,850)	7.8	(6,248)	(5,117)	22.1
Income before income taxes and income (loss) from equity method investee	10,004	14,408	(30.6)	30,703	41,697	(26.4)
Income tax expense	(45)	(5)	*	(144)	(70)	105.7
Income (loss) from equity method investee	173	48	260.4	530	(82)	*
Net income	$10,132	$14,451	(29.9)%	$31,089	$41,545	(25.2)%

Net income attributable to partners' ownership interests:
General partner	$203	$289	(29.8)%	$621	$831	(25.3)%
Limited partners - common unitholders	9,929	10,726	*	30,468	24,015	*
Limited partners - subordinated unitholders	-	3,436	*	-	16,699	*

Earnings per limited partner unit (basic and diluted):
Common units	$0.43	$0.44	(2.3)%	$1.32	$1.28	3.1%
Subordinated units	$-	$0.46	*	$-	$1.28	*

Weighted average limited partner units outstanding (basic and diluted):
Common units	23,138	24,403		23,125	18,780
Subordinated units	-	7,427		-	13,038

Supplemental Revenues Data:
Storage and throughput services	$11,785	$15,748	(25.2)%	$35,355	$45,965	(23.1)%
Railcar transportation services	5,005	6,156	(18.7)	16,129	19,780	(18.5)
Terminal services	2,193	2,447	(10.4)	7,394	8,028	(7.9)
Trucking and other	1,171	1,419	(17.5)	3,188	3,722	(14.3)
Total revenues	$20,154	$25,770	(21.8)%	$62,066	$77,495	(19.9)%

* Percentage variance not considered meaningful.

GREEN PLAINS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$31,089	$41,545
Noncash operating adjustments:
Depreciation and amortization	2,747	3,406
Other	464	771
Net change in working capital	1,859	2,235
Net cash provided by operating activities	36,159	47,957

Cash flows from investing activities:
Purchases of property and equipment	(62)	(1,233)
Proceeds from the disposal of property and equipment	136	11
Contributions to equity method investees	-	(1,425)
Net cash provided by (used in) investing activities	74	(2,647)

Cash flows from financing activities:
Payments of distributions	(33,818)	(46,302)
Net proceeds (payments) - revolving credit facility	(2,000)	1,100
Payments of loan fees	-	(185)
Other	6	7
Net cash used in financing activities	(35,812)	(45,380)

Net change in cash and cash equivalents	421	(70)
Cash and cash equivalents, beginning of period	569	502
Cash and cash equivalents, end of period	$990	$432

GREEN PLAINS PARTNERS LP
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands except ratios)

	Three Months Ended		Nine Months Ended		LTM Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019
Net income	$10,132	$14,451	$31,089	$41,545	$45,225
Interest expense	2,103	1,871	6,324	5,253	8,378
Income tax expense	45	5	144	70	175
Depreciation and amortization	991	1,120	2,747	3,406	3,783
Minimum volume commitment adjustments (1)	-	(747)	-	-	-
Transaction costs	-	6	-	288	517
Unit-based compensation expense	81	76	239	196	320
Gain on the disposal of assets	(87)	-	(14)	-	(14)
Proportional share of EBITDA adjustments of equity method investee (2)	44	45	153	45	188
Gain on assignment of operating leases (3)	-	-	-	-	(2,721)
Adjusted EBITDA	13,309	16,827	40,682	50,803	55,851
Interest paid or payable	(2,103)	(1,871)	(6,324)	(5,253)	(8,378)
Income taxes paid or payable	(45)	(4)	(141)	(68)	(174)
Maintenance capital expenditures	(62)	(35)	(62)	(50)	(62)
Distributable cash flow	$11,099	$14,917	$34,155	$45,432	$47,237
Distributions declared (4)	$11,280	$15,503	$33,829	$46,499	$45,097
Coverage ratio	0.98x	0.96x	1.01x	0.98x	1.05x

(1) Adjustments related to the storage and throughput quarterly minimum volume commitments.
(2) Represents the partnership's proportional share of depreciation and amortization of its equity method investee.
(3) Consideration received related to the assignment of railcar operating leases to Valero Renewable Fuels Company, LLC in the fourth quarter of 2018.
(4) Represents distributions declared for the applicable period and paid in the subsequent quarter.

Contact: Jim Stark | Executive Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com